UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) June 14, 2007
INTUIT INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-21180	77-0034661

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2700 Coast Avenue
Mountain View, CA 94043
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (650) 944-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.01

Item 5.02. Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 14, 2007, Robert B. (Brad) Henske resigned as Senior Vice President and General Manager of the Consumer Tax Group of Intuit Inc. (“Intuit”). In his place, Intuit has appointed Kiran M. Patel as Senior Vice President and General Manager of the Consumer Tax Group. Mr. Patel will continue to act as Intuit’s Chief Financial Officer until the appointment of a new Chief Financial Officer.
Under the terms of a Transition Terms Agreement dated June 14, 2007 (the “Agreement”), Mr. Henske will remain a non-officer employee of Intuit at his regular salary and benefits through August 10, 2007. Intuit has also agreed to provide Mr. Henske certain benefits conditioned upon his transition services and the other terms of the Agreement. These benefits include: (i) a cash payment of $875,000; and (ii) accelerated vesting of 10,388 restricted stock units in accordance with the terms of his restricted stock unit agreement dated August 25, 2006. He will also remain eligible to receive a bonus payment under Intuit’s Senior Executive Incentive Plan for the fiscal year ending July 31, 2007, subject to approval of Intuit’s Compensation and Organizational Development Committee. Mr. Henske’s target bonus for fiscal 2007 is $450,000, and in fiscal 2006, his actual bonus payment was approximately 155% of target. The Agreement becomes irrevocable 7 days following signature of the Agreement by Mr. Henske.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

10.01	Transition Terms Agreement dated June 14, 2007 between Intuit Inc. and Robert B. (Brad) Henske.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intuit Inc.
Date: June 14, 2007	By:	/s/ Kiran M. Patel
Kiran M. Patel
Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.01	Transition Terms Agreement dated June 14, 2007 between Intuit Inc. and Robert B. (Brad) Henske.